Registration No. 33-___________

             As filed with the Securities and Exchange Commission
                              on December 14, 1995
                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON D.C. 20549
                 ________________________________________________
                                   FORM S-8
                            REGISTRATION STATEMENT
                                    UNDER
                          THE SECURITIES ACT OF 1933
               ________________________________________________

                                KENNAMETAL INC.

             Pennsylvania                         25-090016
       (State or jurisdiction of               (I.R.S. Employer
     Incorporation or organization)           Identification No.)

                   Route 981 at Westmoreland County Airport
                                 P.O. Box 231
                          Latrobe, Pennsylvania 15650
                   (Address of principal executive offices)
                  ___________________________________________

                               KENNAMETAL INC.
                     PERFORMANCE BONUS STOCK PLAN OF 1995
                          (Full title of the plan)
                  ___________________________________________

                   David T. Cofer, Vice President, Secretary
                              and General Counsel
                                Kennametal Inc.
                   Route 981 at Westmoreland County Airport
                                 P.O. Box 231
                         Latrobe, Pennsylvania 15650
                    (Name and address of agent for service)
                                 412-539-5206
                   (Telephone number of agent for service)

                         Copies of communications to:
                            Ronald Basso, Esquire
                  Buchanan Ingersoll Professional Corporation
                               One Oxford Centre
                         301 Grant Street, 20th Floor
                          Pittsburgh, PA 15219-1410
                                 412-562-3943
                   ___________________________________________

                        CALCULATION OF REGISTRATION FEE

                                       Proposed    Proposed
                                       Maximum     Maximum
                                       Offering    Aggregate       Amount of
Title of Securities     Amount to Be   Price Per   Offering        Registration
To Be Registered(1)     Registered     Share       Price           Fee
-------------------     ------------   ---------   ------------    ------------
Capital Stock (par
value $1.00 per share   750,000        $32.437(2)  24,327,750(2)   $8,388.88

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(2) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(h). Such price, which is the average of the high and low prices for the Common Stock on the New York Stock Exchange, as reported in The Wall Street Journal, Midwest Edition, on December 11, 1995, has been determined in accordance with Rule 457(c).

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


     This Registration Statement relates to the Kennametal Inc. Performance Bonus Stock Plan of 1995 (the "Plan"). Kennametal Inc. (the "Corporation" or the "registrant") is incorporated in the Commonwealth of Pennsylvania.

Item 3.     Incorporation of Documents by Reference

     The Corporation hereby incorporates by reference into this Registration Statement the documents listed in (a) through (c) below. The Corporation also incorporates by reference, from the date of filing of such documents, all documents subsequently filed by it pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Securities Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which reregisters all securities then remaining unsold:

     (a)    The latest annual report of the Corporation filed pursuant to
Section 13(a) or 15(d) under the Securities Exchange Act.

     (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act since the end of the fiscal year covered by the annual report referred to in (a) above; and

     (c) The description of the Common Stock of the Corporation contained in the Corporation's registration statement filed under Section 12 of the Securities Exchange Act, including any amendment or report filed for the purpose of updating such description.

Item 4.     Description of Securities

     Not Applicable.

Item 5.     Interests of Named Experts and Counsel

     Buchanan Ingersoll Professional Corporation ("BIPC"), counsel for the Corporation, is issuing an opinion to the Corporation in connection with this Registration Statement regarding the legality of the securities being registered. Mr. William R. Newlin, the Managing Director and a shareholder of BIPC, is a director of the Corporation. As of December 1, 1995, BIPC, and all attorneys of BIPC who may be deemed to be substantively involved in this Registration Statement, beneficially owned 7,297 shares of the Capital Stock of the Corporation.

Item 6.	Indemnification of Directors and Officers

     Pennsylvania statutory law regarding directors and officers insurance and indemnification is embodied in Subchapter D (Sections 1741 through 1750) of the Pennsylvania Business Corporation Law of 1988, as amended (the "BCL").
Section 1741 (relating to third party actions) and 1742 (relating to derivative actions) of the BCL provide that, unless otherwise restricted by its bylaws, a business corporation shall have the power to indemnify any person who is made a party to a third-party or derivative action, respectively, by reason that such person is or was a representative of the corporation. The BCL defines representative to mean a director, officer, employee or agent thereof (a "Representative"). The sections further state that the corporation is authorized to indemnify the Representative against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with the action. However, the Representative must have acted in good faith and with a reasonable belief that his or her actions were in the best interests, or not opposed to the best interests, of the corporation; and with respect to any criminal proceeding, the Representative must have had no reasonable cause to believe his or her conduct was unlawful.

     Section 1743 of the BCL provides mandatory indemnification for a Representative if he or she succeeds on the merits or otherwise in the defense of any claim or action. The corporation must indemnify him or her to the extent of his or her actual and reasonable expenses (including attorney's fees) in connection with the claim or action.

     Section 1746(a) states that the statutory rights of indemnification shall not be deemed exclusive of any other rights to which a person might be entitled under any bylaw, agreement, or otherwise. However, 1746(b) forbids indemnification to be made in any case where the act or failure to act giving rise to the claim is determined by a court to be willful misconduct or recklessness. A corporation may not provide indemnification in the case of willful misconduct or recklessness.

     The BCL, in Section 1747, also authorized corporations to purchase and maintain insurance on behalf of a Representative, whether or not the corporation would have the power to indemnify him or her. Such insurance is declared to be consistent with Pennsylvania's public policy.

     Article IX, Section 1 of the Corporation's bylaws provides that a director shall not be personally liable for monetary damages for any action taken or failed to be taken unless the director has breached or failed to perform the duties of his office and such breach or failure to perform constitutes self-dealing willful misconduct or recklessness. A director's criminal or tax liability is not limited by the foregoing provision.

     Section 2 of Article IX of the Corporation's bylaws requires the Corporation to indemnify any director or officer who is involved in any action, suit or proceeding, whether, civil, criminal, administrative or investigative, unless a court determines that such director or officer's conduct constituted willful misconduct or recklessness. However, the Corporation will indemnify a director or officer who initiates an action only if the action was authorized by the board of directors. The right to indemnification conferred by this bylaw includes payment of all reasonable expenses, including attorney's fees, and any liability and loss. The bylaws further provide that any director or officer who is entitled to indemnification but is not paid in full by the Corporation within forty-five
(45) days after a written claim, may bring suit against the Corporation; and if the director or officer succeeds, in whole or in part, he or she shall be entitled to be paid also the expense of prosecuting such claim.

     The Corporation has entered into indemnification contracts with directors and officers of the Corporation which entitle them to full indemnification in accordance with the BCL and the Corporation's bylaws. Also, pursuant to the indemnification contracts, the Corporation is obligated to purchase and maintain directors and officers' liability insurance. Accordingly, the Corporation provides insurance contracts which insure its directors and officers, within the limits and subject to the limitations of the policies, against certain expenses and liabilities which have been incurred by, or resulted from, any actions, suits or proceedings to which they are parties by reason of being or having been directors or officers of the Corporation.

Item 7.     Exemption from Registration Claimed

     Not Applicable.

Item 8.     Exhibits

     The following is a list of exhibits filed as part of this Registration Statement, which are incorporated herein:

4.01       Amended and Restated Articles of      Exhibit 3.1 of the
           Incorporation, as Amended             Corporation's September 30,
                                                 1994 Form 10-Q is
                                                 incorporated herein by
                                                 reference.

4.02       Bylaws                                Exhibit 3.1 of the
                                                 Corporation's March 31, 1991
                                                 Form 10-Q is incorporated
                                                 herein by reference.

4.03       Rights Agreement dated October 25,    Exhibit 4 of the
           1990                                  Corporation's Form 8-K for
                                                 the event dated October 23,
                                                 1990 is incorporated herein
                                                 by reference.

5.01       Opinion of Buchanan Ingersoll         Filed herewith.
           Professional Corporation as to the
           legality of the securities being
           registered

10.01      Performance Bonus Stock Plan of 1995  Exhibit 10.1 of the
                                                 Corporation's September 30,
                                                 1995 Form 10-Q is
                                                 incorporated herein by
                                                 reference.

23.01      Consent of Arthur Andersen LLP        Filed herewith.

23.02      Consent of Buchanan Ingersoll         Contained in opinion filed as
           Professional Corporation              Exhibit 5.01.

Item 9.     Undertakings

     (a)    The undersigned registrant hereby undertakes:

            (1) To file during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

            (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6 of this Registration Statement, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Latrobe, Commonwealth of Pennsylvania, on the 14th day of December, 1995.

                                         KENNAMETAL INC.


                                         By: DAVID T. COFER
                                         ---------------------------------
                                             David T. Cofer
                                             Vice President, Secretary and
                                             General Counsel


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on December 14, 1995.

        Signature                   Capacity
        ---------                   --------

ROBERT L. MCGEEHAN
------------------------------
Robert L. McGeehan                  President
                                       and Chief Executive Officer


RICHARD J. ORWIG
------------------------------
Richard J. Orwig                    Vice President and
                                       Chief Financial and Administrative
                                       Officer
PETER B. BARTLETT
------------------------------
Peter B. Bartlett                   Director


WARREN H. HOLLINSHEAD
------------------------------
Warren H. Hollinshead               Director


ROBERT L. MCGEEHAN
------------------------------
Robert L. McGeehan                  Director


QUENTIN C. MCKENNA
------------------------------
Quentin C. McKenna                  Director


WILLIAM R. NEWLIN
------------------------------
William R. Newlin                   Director


     The Plan. Pursuant to the requirements of the Securities Act of 1933, a Member of the Committee on Executive Compensation has duly caused this registration statement to be signed on behalf of the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania.


                                 						KENNAMETAL INC. PERFORMANCE
					                                 	BONUS STOCK PLAN OF 1995



                                  						By: WARREN H. HOLLINSHEAD
                                        --------------------------
                                        Warren H. Hollinshead
                                        Member of the Committee on
                                        Executive Compensation

                                 EXHIBIT INDEX



Exhibit No.                                       Reference
-----------                                       ------------------------

4.01         Amended and Restated Articles of     Exhibit 3.1 of the
             Incorporation, as Amended            Corporation's September 30,
                                                  1994 Form 10-Q is
                                                  incorporated herein by
                                                  reference.

4.02         Bylaws                               Exhibit 3.1 of the
                                                  Corporation's March 31, 1991
                                                  Form 10-Q is incorporated
                                                  herein by reference.

4.03         Rights Agreement dated October 25,   Exhibit 4 of the
             1990                                 Corporation's Form 8-K for
                                                  the event dated October 23,
                                                  1990 is incorporated herein
                                                  by reference.

5.01         Opinion of Buchanan Ingersoll        Filed herewith.
             Professional Corporation as to the
             legality of the securities being
             registered

10.01        Performance Bonus Stock Plan of      Exhibit 10.1 of the
             1995                                 Corporation's September 30,
                                                  1995 Form 10-Q is
                                                  incorporated herein by
                                                  reference.

23.01        Consent of Arthur Andersen LLP       Filed herewith.

23.02        Consent of Buchanan Ingersoll        Contained in opinion filed
             Professional Corporation             as Exhibit 5.01.